UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026

M2I GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-229748	37-1904036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, In.

885 Tahoe Blvd.

Incline Village, NV 89451

(Address of principal executive offices) (zip code)

775-909-6000

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, on June 18, 2025, a lawsuit captioned James Bernet, Kelsey James, LLC and BCA Cares, LLC v. M2i Global, Inc. was filed in the District Court of Washoe County, Nevada against M2i Global, Inc. (the “Company”). The plaintiffs allege claims for breach of contract, securities fraud, and related claims stemming from a 2022 consulting agreement that the Company entered into with James Bernet and 2023 stock subscription agreements that the Company entered into with Kelsey James, LLC and BCA Cares, LLC. The dispute primarily concerns the Company’s termination of the consulting agreement and the subsequent cancellation of certain shares of the Company’s common stock. In December 2025, the Company became aware that the court entered a default judgment in the matter. The judgment awarded the plaintiffs $18 million in damages and included declaratory relief that the plaintiffs have the right to an aggregate of 100 million shares of the Company’s common stock. Although the judgment was for $18.0 million in damages, the order provides that the money judgment may be satisfied in full, at M2i Global’s discretion, through the issuance of the 100 million shares consistent with such declaratory relief.

On February 12, 2026, the Company filed a motion to set aside the default judgement that was entered against it on November 12, 2025, and, if necessary, M2i Global may pursue an appeal. The motion to set aside the default judgement is currently pending before the Second Judicial District Court of the State of Nevada, and no ruling has been issued as of the date of this Current Report on Form 8-K.

On March 10, 2026, the Company participated in a mediation with Plaintiffs James Bernet, Kelsey James, LLC and BCA Cares, LLC, pursuant to which the parties agreed to certain material terms of settlement (the “Material Terms”). On March 19, 2026, the parties entered into a long-form settlement agreement (the “Settlement Agreement”) that sets forth the final terms of their settlement. Pursuant to the Settlement Agreement, the Company has agreed to initiate the transfer of 12,500,000 shares of its common stock to James Bernet within five (5) business days of the execution of the Settlement Agreement (the “Settlement Shares”). The Settlement Agreement includes a leak-out provision governing the resale of such shares. The Settlement Agreement further provides for mutual releases of all claims by the parties for any events, acts or omissions pertaining to or arising out of Plaintiffs’ relationship with the Company. The releases contained in the Settlement Agreement do not constitute an admission of wrongdoing by any party. The parties have agreed to file a stipulation and proposed order to set aside the default judgment and dismiss the action within five days of Bernet’s receipt of the Settlement Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026

M2i Global, Inc.

By:	/s/ Alberto Rosende
Name:	Alberto Rosende
Title:	Chief Executive Officer